Exhibit 99

FOR IMMEDIATE RELEASE

Contacts:	John Hulbert, Investors, (612) 761-6627
Erin Conroy, Media, (612) 761-5928
Target Media Hotline, (612) 696-3400

Target Reports Third Quarter 2016 Earnings
GAAP EPS from continuing operations of $1.06, up 40 percent from third quarter 2015
Adjusted EPS of $1.04, up 22 percent from third quarter 2015

•	Third quarter GAAP EPS from continuing operations of $1.06 and Adjusted EPS of $1.04 were both above the high end of guidance[1].

•	Third quarter comparable sales decreased 0.2 percent, near the high-end of the guidance range of flat to down 2 percent.

•	Comparable sales growth in Signature Categories outpaced total comparable sales by more than 3 percentage points; digital channel sales increased by 26 percent.

•	Target returned $1.2 billion to shareholders in the third quarter through dividends and share repurchases.

•	For additional media materials, please visit:
https://corporate.target.com/press/multimedia/2016/11/Target-Q3-2016-Earnings

MINNEAPOLIS (Nov. 16, 2016) - Target Corporation (NYSE: TGT) today reported a third quarter 2016 comparable sales decline of 0.2 percent and GAAP earnings per share (EPS) from continuing operations of $1.06, an increase of 39.7 percent from third quarter 2015. Third quarter adjusted earnings per share from continuing operations2 (Adjusted EPS), which excludes the favorable resolution of income tax matters and certain items related to the pharmacy transaction, was $1.04, an increase of 22.1 percent from third quarter 2015. The attached tables provide a reconciliation of non-GAAP to GAAP measures. All earnings per share figures refer to diluted EPS.

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1On Aug. 17, 2016, Target provided third quarter 2016 GAAP EPS from continuing operations and Adjusted EPS guidance of $0.75 to $0.95.
[2]Adjusted EPS, a non-GAAP financial measure, excludes losses on the early retirement of debt, charges and other financial impacts related to the sale of the pharmacy and clinic businesses to CVS, and the impact of certain discretely managed items and certain other gains and expenses. See the “Miscellaneous” sections of this release, as well as the tables of this release, for additional information about the items that have been excluded from Adjusted EPS.

Target Corporation Announces Third Quarter 2016 Earnings - Page 2 of 5
“We are very pleased with our third quarter financial results, which reflect meaningful improvement in our traffic and sales trends and much stronger-than-expected profitability,” said Brian Cornell, chairman and CEO of Target. “Favorable gross margin mix and efficient execution by our team drove third quarter EPS performance well beyond our guidance. We also continued to gain market share in key Signature Categories and saw unexpectedly strong sales in the Back-to-School and Back-to-College season. As we move into the biggest quarter of the year, we are pleased with our inventory position and confident that our team will deliver a great guest experience as they bring our merchandising and marketing plans to life throughout the holiday season.”
Fourth Quarter and Fiscal 2016 Guidance
Target raised its expectations for fourth quarter comparable sales and now expects growth in the range of (1.0) percent to 1.0 percent, compared with prior guidance of (2.0) to flat. In the fourth quarter of 2016, Target expects both GAAP EPS from continuing operations and Adjusted EPS of $1.55 to $1.75.
For full-year 2016, Target now expects GAAP EPS from continuing operations of $4.67 to $4.87, compared with prior guidance of $4.36 to 4.76. The Company expects full-year 2016 Adjusted EPS of $5.10 to $5.30, compared with prior guidance of $4.80 to $5.20. The 43-cent difference between these ranges reflects early debt-retirement losses and a small benefit from the resolution of income tax matters.
Fourth quarter and full-year 2016 GAAP EPS from continuing operations may include the impact of unforeseen discrete items which may be excluded in calculating Adjusted EPS. The Company is not currently aware of any such discrete items beyond those already reported in the first, second and third quarters of 2016.
Segment Results
Third quarter 2016 sales decreased 6.7 percent to $16.4 billion from $17.6 billion last year, reflecting a 0.2 percent decline in comparable sales combined with the removal of pharmacy and clinic sales from this year’s results. Comparable digital channel sales grew 26 percent and contributed 0.7 percentage points to comparable sales growth. Segment earnings before interest expense and income taxes (EBIT), which is Target’s measure of segment profit, were $1,057 million in third quarter 2016, an increase of 9.9 percent from $962 million in 2015.

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Target Corporation Announces Third Quarter 2016 Earnings - Page 3 of 5
Third quarter EBITDA and EBIT margin rates were 9.9 percent and 6.4 percent, respectively, compared with 8.6 percent and 5.5 percent, respectively, in 2015. Third quarter gross margin rate was 30.2 percent, compared with 29.4 percent in 2015, reflecting the benefit of the sale of the Company’s pharmacy and clinic businesses and strong Signature Category sales growth. Third quarter SG&A expense rate was 20.3 percent in 2016, compared with 20.7 percent in 2015, reflecting continued expense discipline across the organization.
Interest Expense and Taxes from Continuing Operations
The Company’s third quarter 2016 net interest expense was $142 million, compared with $151 million last year. Third quarter 2016 effective income tax rate from continuing operations was 33.8 percent, compared with 34.3 percent last year. The decrease was due to a variety of factors, none of which was individually significant.
Shareholder Returns
The Company returned $1.2 billion to shareholders in third quarter 2016, including:

•	Dividends of $345 million, compared with $352 million in third quarter 2015.

•	Share repurchases totaling $878 million, including:

◦	Open market transactions that retired 8.1 million shares of common stock at an average price of $69.73, for a total investment of $564 million.

◦
An accelerated share repurchase (ASR) agreement that retired 4.6 million shares of common stock at an average price of $67.67, for a total investment of $314 million. Final settlement of the ASR occurred in November, and 1.3 million of the 4.6 million shares repurchased through the ASR were delivered in the fourth quarter.

In September 2016, Target’s Board of Directors authorized a new $5 billion share repurchase program. Repurchases through this program will begin upon completion of the prior $10 billion program. At the end of the third quarter, including the $314 million investment in the ASR, $300 million of capacity remained under the prior program.
For the trailing twelve months through third quarter 2016, after-tax return on invested capital (ROIC) was 16.3 percent, compared with 13.0 percent for the twelve months through third quarter 2015. Excluding the net gain on the sale of the pharmacy and clinic businesses,

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Target Corporation Announces Third Quarter 2016 Earnings - Page 4 of 5
ROIC for the trailing twelve months through third quarter 2016 was 14.3 percent, reflecting higher profits on a modestly lower base of invested capital. See the “Reconciliation of Non-GAAP Financial Measures” section of this release for additional information about the Company’s ROIC calculation.
Conference Call Details
Target will webcast its third quarter earnings conference call at 7 a.m. CST today. Investors and the media are invited to listen to the call at Investors.Target.com (hover over “company” then click on “events & presentations” in the “investors” column). A telephone replay of the call will be available beginning at approximately 10:30 a.m. CST today through the end of business on Nov. 18, 2016. The replay number is 855-859-2056 (passcode: 56082205).
Miscellaneous
Statements in this release regarding fourth quarter and full-year 2016 earnings per share and comparable sales guidance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties which could cause the Company’s actual results to differ materially. The most important risks and uncertainties are described in Item 1A of the Company’s Form 10-K for the fiscal year ended Jan. 30, 2016. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update any forward-looking statement.
In addition to the GAAP results provided in this release, the Company provides Adjusted EPS for the three and nine-month periods ended Oct. 29, 2016, and Oct. 31, 2015, respectively. The Company also provides ROIC for the twelve-month periods ended Oct. 29, 2016, and Oct. 31, 2015, respectively, which is a ratio based on GAAP information, with the exception of adjustments made to capitalize operating leases. Operating leases are capitalized as part of the ROIC calculation to control for differences in capital structure between the Company and its competitors. Adjusted EPS, capitalized operating lease obligations and operating lease interest are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Management believes Adjusted EPS is useful in providing period-to-period comparisons of the results of the Company’s ongoing retail operations. Management believes ROIC is useful in assessing the effectiveness of its capital allocation over time. The

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Target Corporation Announces Third Quarter 2016 Earnings - Page 5 of 5

most comparable GAAP measure for Adjusted EPS is diluted EPS from continuing operations. The most comparable GAAP measure for capitalized operating lease obligations and operating lease interest is total rent expense. Adjusted EPS, capitalized operating lease obligations and operating lease interest should not be considered in isolation or as a substitution for analysis of the Company’s results as reported under GAAP. Other companies may calculate Adjusted EPS and ROIC differently than the Company does, limiting the usefulness of the measure for comparisons with other companies.
About Target
Minneapolis-based Target Corporation (NYSE: TGT) serves guests at 1,802 stores and at Target.com. Since 1946, Target has given 5 percent of its profit to communities, which today equals more than $4 million a week. For more information, visit Target.com/Pressroom. For a behind-the-scenes look at Target, visit Target.com/abullseyeview or follow @TargetNews on Twitter.

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TARGET CORPORATION

Consolidated Statements of Operations

	Three Months Ended			Nine Months Ended
(millions, except per share data) (unaudited)	October 29, 2016	October 31, 2015	Change	October 29, 2016	October 31, 2015	Change
Sales	$16,441	$17,613	(6.7)%	$48,805	$52,159	(6.4)%
Cost of sales	11,471	12,440	(7.8)	33,757	36,402	(7.3)
Gross margin	4,970	5,173	(3.9)	15,048	15,757	(4.5)
Selling, general and administrative expenses	3,339	3,736	(10.6)	9,741	10,745	(9.3)
Depreciation and amortization	570	561	1.6	1,686	1,651	2.1
Earnings from continuing operations before interest expense and income taxes	1,061	876	21.1	3,621	3,361	7.7
Net interest expense	142	151	(6.0)	864	455	89.8
Earnings from continuing operations before income taxes	919	725	26.7	2,757	2,906	(5.1)
Provision for income taxes	311	249	24.9	910	1,006	(9.5)
Net earnings from continuing operations	608	476	27.7	1,847	1,900	(2.8)
Discontinued operations, net of tax	—	73		73	37
Net earnings	$608	$549	10.7%	$1,920	$1,937	(0.9)%
Basic earnings per share
Continuing operations	$1.07	$0.76	39.7%	$3.16	$3.00	5.5%
Discontinued operations	—	0.12		0.12	0.06
Net earnings per share	$1.07	$0.88	21.1%	$3.29	$3.06	7.6%
Diluted earnings per share
Continuing operations	$1.06	$0.76	39.7%	$3.14	$2.98	5.5%
Discontinued operations	—	0.11		0.12	0.06
Net earnings per share	$1.06	$0.87	21.1%	$3.26	$3.03	7.6%
Weighted average common shares outstanding
Basic	570.1	623.7	(8.6)%	583.5	633.5	(7.9)%
Dilutive impact of share-based awards	4.7	5.1	0	5.0	5.2
Diluted	574.8	628.8	(8.6)%	588.5	638.7	(7.9)%
Antidilutive shares	0.2	—		0.1	—
Dividends declared per share	$0.60	$0.56	7.1%	$1.76	$1.64	7.3%

Note: Per share amounts may not foot due to rounding.

Subject to reclassification

TARGET CORPORATION

Consolidated Statements of Financial Position

(millions)	October 29, 2016	January 30, 2016	October 31, 2015
	(unaudited)		(unaudited)
Assets
Cash and cash equivalents, including short term investments of $0, $3,008 and $1,154	$1,231	$4,046	$1,977
Inventory	10,057	8,601	10,374
Current assets of discontinued operations	62	322	399
Other current assets	1,492	1,161	2,194
Total current assets	12,842	14,130	14,944
Property and equipment
Land	6,106	6,125	6,118
Buildings and improvements	27,518	27,059	26,912
Fixtures and equipment	5,467	5,347	5,283
Computer hardware and software	2,538	2,617	2,652
Construction-in-progress	219	315	428
Accumulated depreciation	(16,946)	(16,246)	(15,921)
Property and equipment, net	24,902	25,217	25,472
Noncurrent assets of discontinued operations	17	75	94
Other noncurrent assets	842	840	941
Total assets	$38,603	$40,262	$41,451
Liabilities and shareholders’ investment
Accounts payable	$8,250	$7,418	$8,904
Accrued and other current liabilities	3,662	4,236	3,868
Current portion of long-term debt and other borrowings	729	815	825
Current liabilities of discontinued operations	1	153	261
Total current liabilities	12,642	12,622	13,858
Long-term debt and other borrowings	12,097	11,945	11,887
Deferred income taxes	920	823	1,135
Noncurrent liabilities of discontinued operations	18	18	36
Other noncurrent liabilities	1,857	1,897	1,279
Total noncurrent liabilities	14,892	14,683	14,337
Shareholders’ investment
Common stock	47	50	52
Additional paid-in capital	5,598	5,348	5,314
Retained earnings	6,031	8,188	8,359
Accumulated other comprehensive loss
Pension and other benefit liabilities	(571)	(588)	(431)
Currency translation adjustment and cash flow hedges	(36)	(41)	(38)
Total shareholders’ investment	11,069	12,957	13,256
Total liabilities and shareholders’ investment	$38,603	$40,262	$41,451
Common Stock Authorized 6,000,000,000 shares, $.0833 par value; 563,676,785, 602,226,517 and 618,604,168 shares issued and outstanding at October 29, 2016, January 30, 2016 and October 31, 2015, respectively.

Preferred Stock Authorized 5,000,000 shares, $.01 par value; no shares were issued or outstanding at October 29, 2016, January 30, 2016 or October 31, 2015.

 Subject to reclassification

TARGET CORPORATION

Consolidated Statements of Cash Flows

	Nine Months Ended
(millions) (unaudited)	October 29, 2016	October 31, 2015
Operating activities
Net earnings	$1,920	$1,937
Earnings from discontinued operations, net of tax	73	37
Net earnings from continuing operations	1,847	1,900
Adjustments to reconcile net earnings to cash provided by operations:
Depreciation and amortization	1,686	1,651
Share-based compensation expense	85	84
Deferred income taxes	83	(111)
Loss on debt extinguishment	422	—
Noncash losses and other, net	12	37
Changes in operating accounts
Inventory	(1,455)	(2,096)
Other assets	(13)	95
Accounts payable and accrued liabilities	103	1,475
Cash provided by operating activities—continuing operations	2,770	3,035
Cash provided by operating activities—discontinued operations	111	804
Cash provided by operations	2,881	3,839
Investing activities
Expenditures for property and equipment	(1,184)	(1,129)
Proceeds from disposal of property and equipment	23	21
Proceeds from sale of business	—	8
Other investments	23	12
Cash required for investing activities—continuing operations	(1,138)	(1,088)
Cash provided by investing activities—discontinued operations	—	19
Cash required for investing activities	(1,138)	(1,069)
Financing activities
Change in commercial paper, net	89	—
Additions to long-term debt	1,977	—
Reductions of long-term debt	(2,625)	(72)
Dividends paid	(1,011)	(1,017)
Repurchase of stock	(3,034)	(2,196)
Prepayment of accelerated share repurchase	(120)	—
Stock option exercises	166	282
Cash required for financing activities	(4,558)	(3,003)
Net decrease in cash and cash equivalents	(2,815)	(233)
Cash and cash equivalents at beginning of period	4,046	2,210
Cash and cash equivalents at end of period	$1,231	$1,977

 Subject to reclassification

TARGET CORPORATION

Segment Results

	Three Months Ended			Nine Months Ended
(millions) (unaudited)	October 29, 2016	October 31, 2015 (a)	Change	October 29, 2016	October 31, 2015 (a)	Change
Sales	$16,441	$17,613	(6.7)%	$48,805	$52,159	(6.4)%
Cost of sales	11,471	12,440	(7.8)	33,757	36,402	(7.3)
Gross margin	4,970	5,173	(3.9)	15,048	15,757	(4.5)
SG&A expenses (b)	3,343	3,650	(8.4)	9,741	10,533	(7.5)
EBITDA	1,627	1,523	6.8	5,307	5,224	1.6
Depreciation and amortization	570	561	1.6	1,686	1,651	2.1
EBIT	$1,057	$962	9.9%	$3,621	$3,573	1.3%
Note: We operate as a single segment which includes all of our continuing operations, excluding net interest expense and certain other discretely managed items. Our segment operations are designed to enable guests to purchase products seamlessly in stores, online, or through mobile devices.
(a) Sales include $1,112 million and $3,240 million related to our former pharmacy and clinic businesses for the three and nine months ended October 31, 2015, respectively, and cost of sales include and $885 million and $2,572 million, respectively. The December 2015 sale of these businesses to CVS had no notable impact on EBITDA or EBIT.
(b) SG&A includes $168 million and $489 million of net profit-sharing income under our credit card program agreement for the three and nine months ended October 29, 2016, respectively, and $166 million and $477 million for the three and nine months ended October 31, 2015, respectively.

	Three Months Ended		Nine Months Ended
Segment Rate Analysis (unaudited)	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015
Gross margin rate	30.2%	29.4%	30.8%	30.2%
SG&A expense rate	20.3	20.7	20.0	20.2
EBITDA margin rate (a)	9.9	8.6	10.9	10.0
Depreciation and amortization expense rate	3.5	3.2	3.5	3.2
EBIT margin rate (a)	6.4	5.5	7.4	6.8
Note: Rate analysis metrics are computed by dividing the applicable amount by sales.
(a) Excluding sales of our former pharmacy and clinic businesses, EBITDA margin rates were 9.2 percent and 10.7 percent for the three and nine months ended October 31, 2015, respectively, and EBIT margin rates were 5.8 percent and 7.3 percent, respectively.

	Three Months Ended		Nine Months Ended
Sales by Channel (unaudited)	October 29, 2016	October 31, 2015 (a)	October 29, 2016	October 31, 2015 (a)
Stores	96.5%	97.3%	96.5%	97.2%
Digital	3.5	2.7	3.5	2.8
Total	100%	100%	100%	100%
(a) Excluding sales of our former pharmacy and clinic businesses, stores and digital channels sales were 97.1 percent and 2.9 percent of total sales, respectively, for the three and nine months ended October 31, 2015.

	Three Months Ended		Nine Months Ended
Comparable Sales (unaudited)	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015
Comparable sales change	(0.2)%	1.9%	—%	2.2%
Drivers of change in comparable sales
Number of transactions	(1.2)	1.4	(1.0)	1.3
Average transaction amount	1.0	0.4	1.0	0.9
Selling price per unit	3.5	2.5	3.0	3.8
Units per transaction	(2.5)	(2.1)	(2.0)	(2.8)
Note: Amounts may not foot due to rounding.

Contribution to Comparable Sales Change (unaudited)	Three Months Ended		Nine Months Ended
	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015
Stores channel comparable sales change	(1.0)%	1.4%	(0.7)%	1.6%
Digital channel contribution to comparable sales change	0.7	0.4	0.6	0.6
Total comparable sales change	(0.2)%	1.9%	—%	2.2%
Note: Amounts may not foot due to rounding.

	Three Months Ended		Nine Months Ended
REDcard Penetration (unaudited)	October 29, 2016	October 31, 2015 (a)	October 29, 2016	October 31, 2015 (a)
Target Debit Card	12.9%	12.1%	12.9%	12.0%
Target Credit Cards	11.4	10.2	11.0	9.9
Total REDcard Penetration	24.3%	22.3%	23.9%	22.0%
Note: Amounts may not foot due to rounding.
(a) Excluding sales of our former pharmacy and clinic businesses, total REDcard penetration was 23.5 percent and 23.1 percent for the three and nine months ended October 31, 2015, respectively.

Number of Stores and Retail Square Feet (unaudited)	Number of Stores			Retail Square Feet (a)
	October 29, 2016	January 30, 2016	October 31, 2015	October 29, 2016	January 30, 2016	October 31, 2015
170,000 or more sq. ft.	278	278	280	49,685	49,688	50,036
50,000 to 169,999 sq. ft.	1,503	1,505	1,516	189,496	189,677	190,873
49,999 or less sq. ft.	19	9	9	464	174	174
Total	1,800	1,792	1,805	239,645	239,539	241,083
(a)  In thousands: reflects total square feet, less office, distribution center and vacant space.

Subject to reclassification

TARGET CORPORATION

Reconciliation of Non-GAAP Financial Measures

To provide additional transparency, we have disclosed non-GAAP adjusted diluted earnings per share from continuing operations (Adjusted EPS). This metric excludes certain items presented below. We believe this information is useful in providing period-to-period comparisons of the results of our continuing operations. This measure is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The most comparable GAAP measure is diluted earnings per share from continuing operations. Adjusted EPS should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Other companies may calculate Adjusted EPS differently than we do, limiting the usefulness of the measure for comparisons with other companies.

Adjusted EPS	Three Months Ended
	October 29, 2016			October 31, 2015
(millions, except per share data) (unaudited)	Pretax	Net of Tax	Per Share Amounts	Pretax	Net of Tax	Per Share Amounts	Change
GAAP diluted earnings per share from continuing operations			$1.06			$0.76	39.7%
Adjustments
Restructuring costs (a)	$—	$—	$—	$21	$13	$0.02
Impairments (b)	—	—	—	39	29	0.05
Other (c)	(4)	(3)	—	26	20	0.03
Resolution of income tax matters	—	(5)	(0.01)	—	—	—
Adjusted diluted earnings per share from continuing operations			$1.04			$0.86	22.1%

	Nine Months Ended
	October 29, 2016			October 31, 2015
(millions, except per share data) (unaudited)	Pretax	Net of Tax	Per Share Amounts	Pretax	Net of Tax	Per Share Amounts	Change
GAAP diluted earnings per share from continuing operations			$3.14			$2.98	5.5%
Adjustments
Loss on early retirement of debt	$422	$257	$0.44	$—	$—	$—
Restructuring costs (a)	—	—	—	135	85	0.13
Impairments (b)	—	—	—	39	29	0.05
Other (c)	—	—	—	38	27	0.04
Resolution of income tax matters	—	(8)	(0.01)	—	(8)	(0.01)
Adjusted diluted earnings per share from continuing operations			$3.56			$3.18	11.9%

Note: Amounts may not foot due to rounding.
(a) Costs related to our corporate restructuring announced during the first quarter of 2015.
(b) Expenses related to the impairment of long-lived and intangible assets.
(c) For the three and nine months ended October 29, 2016, represents items related to the Pharmacy Transaction. For the three and nine months ended October 31, 2015, represents costs related to the 2013 data breach.

We have also disclosed after-tax return on invested capital from continuing operations (ROIC), which is a ratio based on GAAP information, with the exception of adjustments made to capitalize operating leases. Operating leases are capitalized as part of the ROIC calculation to control for differences in capital structure between us and our competitors. We believe this metric provides a meaningful measure of the effectiveness of our capital allocation over time. Other companies may calculate ROIC differently than we do, limiting the usefulness of the measure for comparisons with other companies.

After-Tax Return on Invested Capital

Numerator	Trailing Twelve Months
(dollars in millions) (unaudited)	October 29, 2016	October 31, 2015
Earnings from continuing operations before interest expense and income taxes	$5,790	$4,946
+ Operating lease interest (a)(b)	72	90
Adjusted earnings from continuing operations before interest expense and income taxes	5,862	5,036
- Income tax effect (c)	1,849	1,717
Net operating profit after taxes	$4,013	$3,319

Denominator (dollars in millions) (unaudited)	October 29, 2016	October 31, 2015	November 1, 2014
Current portion of long-term debt and other borrowings	$729	$825	$483
+ Noncurrent portion of long-term debt	12,097	11,887	12,551
+ Shareholders' equity	11,069	13,256	16,373
+ Capitalized operating lease obligations (b)(d)	1,192	1,503	1,639
- Cash and cash equivalents	1,231	1,977	718
- Net assets of discontinued operations	60	197	4,550
Invested capital	$23,796	$25,298	$25,778
Average invested capital (e)	$24,547	$25,538

After-tax return on invested capital (f)	16.3%	13.0%
(a) Represents the add-back to operating income to reflect the hypothetical interest expense we would incur if the property under our operating leases were owned or accounted for as capital leases, using eight times our trailing twelve months rent expense and an estimated interest rate of six percent.
(b) See the following Reconciliation of Capitalized Operating Leases table for the adjustments to our GAAP total rent expense to obtain the hypothetical capitalization of operating leases and related operating lease interest.
(c) Calculated using the effective tax rate for continuing operations, which was 31.5% and 34.1% for the trailing twelve months ended October 29, 2016 and October 31, 2015. For the trailing twelve months ended October 29, 2016 and October 31, 2015, includes tax effect of $1,826 million and $1,686 million, respectively, related to EBIT and $23 million and $31 million, respectively, related to operating lease interest.
(d) Calculated as eight times our trailing twelve months rent expense.
(e) Average based on the invested capital at the end of the current period and the invested capital at the end of the comparable prior period.
(f) Excluding the net gain on the sale of our pharmacy and clinic businesses, ROIC was 14.3 percent for the trailing twelve months ended October 29, 2016.

Capitalized operating lease obligations and operating lease interest are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The most comparable GAAP measure is total rent expense. Capitalized operating lease obligations and operating lease interest should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP.

Reconciliation of Capitalized Operating Leases	Trailing Twelve Months
(dollars in millions) (unaudited)	October 29, 2016	October 31, 2015	November 1, 2014
Total rent expense	$149	$188	$205
Capitalized operating lease obligations (total rent expense x 8)	1,192	1,503	1,639
Operating lease interest (capitalized operating lease obligations x 6%)	72	90	98
Subject to reclassification